EXHIBIT 32

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Deere & Company (the “Company”) on Form 10-Q for the period ended April 28, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certify that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 30, 2024	/s/ John C. May	Chairman and Chief Executive Officer
	John C. May	(Principal Executive Officer)

Senior Vice President and Chief Financial Officer
May 30, 2024	/s/ Joshua A. Jepsen	(Principal Financial Officer and Principal
	Joshua A. Jepsen	Accounting Officer)